As filed with the Securities and Exchange Commission on June 5, 2003

                                                     Registration No. 333-104273
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                       INTERSTATE POWER AND LIGHT COMPANY
             (Exact name of registrant as specified in its charter)

              Iowa                                       42-0331370
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                              Alliant Energy Tower
                               200 First Street SE
                            Cedar Rapids, Iowa 52401
                                 (319) 398-4411
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                      -------------------------------------
                  F. J. Buri, Esq.                        with a copy to:
                Corporate Secretary
         Interstate Power and Light Company        Benjamin F. Garmer, III, Esq.
              4902 North Biltmore Lane                    Foley & Lardner
              Madison, Wisconsin 53718               777 East Wisconsin Avenue
                   (608) 458-3311                    Milwaukee, Wisconsin 53202
(Name, address, including zip code, and telephone         (414) 271-2400
number, including area code, of agent for service)
                      -------------------------------------
     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.|X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|



                      -------------------------------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THIS OFFER OR SALE IS NOT PERMITTED.



                    SUBJECT TO COMPLETION, DATED JUNE 5, 2003



                              [ALLIANT ENERGY LOGO]


                       Interstate Power and Light Company


                          $150,000,000 Aggregate Amount
                              ____________________

                                 Preferred Stock

                                 Debt Securities

                             Collateral Trust Bonds
                              ____________________


     By this prospectus, we may offer from time to time up to an aggregate of $150,000,000 of our securities. We will provide specific terms of the securities, including the offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.

                            _________________________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            _________________________



               The date of this prospectus is ____________, 2003.

                                TABLE OF CONTENTS

                                                                            Page

About This Prospectus.......................................................  2
Interstate Power and Light Company..........................................  3
Use of Proceeds.............................................................  3
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends............  3
Description of Preferred Stock..............................................  4
Description of Debt Securities..............................................  6
Description of Collateral Trust Bonds....................................... 13
Global Securities........................................................... 32
Plan of Distribution........................................................ 33
Where You Can Find More Information......................................... 34
Legal Matters............................................................... 34
Experts  ................................................................... 34


                              ABOUT THIS PROSPECTUS

     In this prospectus, "we," "us" and "our" refer to Interstate Power and Light Company.

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $150,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

     We may use this prospectus to offer from time to time:

     o    shares of our preferred stock;

     o our unsecured debt securities, which we refer to in this prospectus as the debt securities; and

     o    collateral trust bonds.

In this prospectus, we sometimes refer to our preferred stock, debt securities and collateral trust bonds collectively as the securities.

     You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate as of the date of their respective covers. Our business, financial condition, results of operations and prospects may have changed since those dates.

                       INTERSTATE POWER AND LIGHT COMPANY

     We are a regulated utility serving customers in Iowa, Minnesota and Illinois. We are engaged principally in:

     o the generation, transmission, distribution and sale of electric energy;

     o    the purchase, distribution, transportation and sale of natural gas;
          and

     o    the delivery of steam services in selected markets.

All of our common stock is owned by Alliant Energy Corporation, an energy-services provider engaged primarily in regulated utility operations in both the Midwest, including through our company, and internationally.

     We are subject to the jurisdiction of the Iowa Utilities Board, the Minnesota Public Utilities Commission and the Illinois Commerce Commission with respect to various portions of our operations. We are also subject to the jurisdiction of the Federal Energy Regulatory Commission and the Nuclear Regulatory Commission. Alliant Energy Corporation is a registered public utility holding company subject to regulation by the SEC under the Public Utility Holding Company Act of 1935 and is subject to the regulatory provisions of that Act. We are also subject to some requirements of that Act.

     Our principal executive offices are located at Alliant Energy Tower, 200 First Street, SE, Cedar Rapids, Iowa 52401 and our telephone number is (319) 786-4411.

                                 USE OF PROCEEDS

     Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes. These purposes may include financing the development and construction of new generation and distribution facilities, funding additional working capital, financing other capital expenditures and repayment of our debt. Until we use the net proceeds from the sale of the securities for these purposes, we may place the proceeds in temporary investments.

        RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


     The following table shows our ratio of earnings to fixed charges and preferred stock dividends for the periods presented:

            Year Ended December 31,
----------------------------------------------         Three Months Ended
 1998      1999      2000      2001      2002            March 31, 2003
------    ------    ------    ------    ------    ----------------------------

 2.65      3.08      3.08      2.86      2.93                 2.52

                         DESCRIPTION OF PREFERRED STOCK

     The following description of our preferred stock summarizes general terms and provisions that apply to the preferred stock. We will describe the particular terms of any series of preferred stock more specifically in each prospectus supplement relating to that series of preferred stock. We will indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of preferred stock.

     The following is a summary of some general terms and provisions of our preferred stock. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our restated articles of incorporation, which are filed as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See "Where You Can Find More Information."

General

     Our total authorized capital stock as set forth in our restated articles of incorporation consists of 40,000,000 shares, of which 24,000,000 are designated common stock, par value $2.50 per share, and 16,000,000 shares are designated preferred stock, par value $.01 per share. As of the date of this prospectus, all of our outstanding common stock was owned by our parent corporation, Alliant Energy Corporation.

     Under our restated articles of incorporation, our board of directors may establish one or more series of preferred stock to be issued out of authorized preferred stock. Our board of directors, without approval of our shareowners, may determine the rights and preferences of the shares of preferred stock of any series so established.

Terms

     Prior to the issuance of shares of each series of our preferred stock, our board of directors is required to adopt resolutions and file articles of amendment to our restated articles of incorporation with the Secretary of State of the State of Iowa. The articles of amendment will fix for each series the designation and number of shares and preferences, limitations, relative rights and other terms of the shares including, among other things:

     o    the voting power of the shares;

     o the rate and times at which, and the terms and conditions upon which, dividends will be paid on the shares;

     o the price and the terms and conditions on which the shares may be redeemed;

     o the right, if any, of holders of the shares to covert the shares into, or exchange the shares for, other classes of our stock, and the terms and conditions of the conversion or exchange;

     o the rights of the holders of the shares, including the amount payable on the shares upon our voluntary or involuntary liquidation, dissolution or winding up; and

     o the sinking fund provisions, if any, for the redemption or purchase of the shares.

     In addition to the terms listed above, we will set forth in a prospectus supplement the following terms relating to the series of preferred stock being offered:

     o the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

     o    any listing of the preferred stock on any securities exchange; and

     o a discussion of certain material U.S. federal income tax considerations, if any, applicable to the preferred stock.

     All shares of our preferred stock will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

Ranking

     The preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

     o senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

     o on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

     o junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to our preferred stock.

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the terms of our debt securities summarizes general terms and provisions that apply to the debt securities. We will describe the particular terms of any debt securities more specifically in each prospectus supplement relating to those debt securities. We will indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

     We will issue, in one or more series, debt securities under an indenture, dated as of August 1, 1997, between us and Bank One Trust Company, National Association, as successor trustee, as supplemented and amended from time to time. This indenture, as supplemented and amended, is referred to in this prospectus as the indenture. This section summarizes the indenture. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to the indenture which is filed as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See "Where You Can Find More Information." Parenthetical section references under this heading are references to sections of the indenture.

General

     The indenture does not limit the aggregate principal amount of senior unsecured debt securities that we may issue under it, and provides that we may issue securities under the indenture from time to time in one or more series pursuant to the terms or one or more supplemental indentures, board resolutions or officers' certificates creating the series. (Section 301).

Terms

     We will describe in each prospectus supplement the following terms that apply to the debt securities offered under that prospectus supplement:

     o    the title of the series of debt securities;

     o any limit on the aggregate principal amount of the debt securities of that series;

     o the persons to whom we must pay interest on the interest payment dates;

     o    the dates on which we must pay principal;

     o the rates at which the debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

     o the dates from which any interest will accrue, the dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

     o    the places where we must pay the debt securities;

     o the terms and conditions on which we may, or may be obligated to, redeem the debt securities;

     o    the terms and conditions of any sinking fund;

     o if other than in denominations of $1,000 and integral multiples thereof, then the denominations in which we may issue the debt securities;

     o if other than the currency of the United States, then the currencies, including composite currencies, in which we will make payments on the debt securities;

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

     o if we or a holder may elect to have the principal or interest on the debt securities be payable in a currency other than the debt securities' stated currency, then the terms of this election;

     o if the principal of, or premium, if any, or interest on, the debt securities is payable in securities or other property, then the type and amount of the securities or other property, or the manner in which the amount will be determined;

     o if we or a holder may elect to have the principal or interest on the debt securities be payable in securities or other property, then the terms of this election;

     o if the principal, premium, if any, or interest payable is determined with reference to an index or other fact or event outside the indenture, then the manner in which the amounts will be determined;

     o if other than the principal amount of the securities, then the amount we will pay if the maturity of the debt securities is accelerated;

     o other than those specified in the indenture, any events of default and any covenants we make for the benefits of the holders of the debt securities;

     o the terms pursuant to which the debt securities may be converted into or exchanged for shares of stock or other securities of us or any other company;

     o if the debt securities are issued as bearer securities, then all terms and conditions to the bearer securities that are not specifically addressed in a supplemental indenture;

     o any limitations on the rights of the holders of debt securities in global form to transfer the debt securities; and

     o any other terms of the debt securities that are not inconsistent with the indenture. (Section 301).

Ranking

     The debt securities will be our senior, unsecured and unsubordinated obligations, ranking equally and ratably with all our other senior, unsecured and unsubordinated obligations. The debt securities will be effectively subordinated to all of our existing and future secured indebtedness.

Payments

     Unless we otherwise state in the prospectus supplement, we will pay principal of, and premium and interest on, if any, the debt securities at the office or agency we maintain for that purpose, initially the corporate trust office of the trustee. We will pay interest on debt securities issued in registered form on any interest payment date to the registered owners of the debt securities at the close of business on the regular record date for the interest payment date. We will name in the prospectus supplement all paying agents we initially designate for the debt securities. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the debt securities are payable. (Sections 301, 307 and 602).

Purchase and Cancellation

     We may at any time purchase debt securities in the open market or otherwise at any price, subject to applicable U.S. securities laws. Any debt securities so purchased must be promptly surrendered to the trustee for cancellation. (Section
309).

U.S. Federal Income Tax Considerations

     We may issue the debt securities as original issue discount securities, bearing no interest or bearing interest at a rate, which, at the time of issuance, is below market rates, to be sold at a substantial discount below their principal amount. We will describe some special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement.

     If the purchase price of any debt securities is payable in one or more foreign currencies or composite currencies, if any debt securities are denominated in one or more foreign currencies or composite currencies or if any payments on the debt securities are payable in one or more foreign currencies or composite currencies, then we will describe the restrictions, elections, some U.S. federal income tax considerations, specific terms and other information about the debt securities and the foreign currency or composite currencies in the prospectus supplement.

Restrictive Covenants

     Except as otherwise set forth under "-- Defeasance" below, for so long as any debt securities remain outstanding or any amount remains unpaid on any of the debt securities, we will comply with the terms of the covenants set forth below. If we issue additional series of securities under the indenture in the future, then those series may or may not have different covenants.

Limitations on Liens

     The indenture provides generally that we will not, and we will not permit any of our subsidiaries to, create or allow to be created or to exist any lien on any of our properties or assets to secure any indebtedness, without making effective a provision that makes the debt securities to which this limitation applies equally and ratably secured with or prior to all such indebtedness and with any other indebtedness that is also entitled to be equally secured. This restriction does not apply to or prevent the creation or existence of:

     o liens of our 1923 indenture, our 1940 indenture and our 1993 mortgage securing our first mortgage bonds and collateral trust bonds (See "Description of Collateral Trust Bonds" for a description of our 1923 indenture, our 1940 indenture and our 1993 mortgage);

     o liens on property that existed when we acquired or constructed the property or were created within one year after that time;

     o liens on property that secure payment of all or part of the purchase price or construction cost of the property, including the extension of any liens to repairs or improvements made on the property;

     o the pledge of any bonds or other securities at any time issued under any of the liens permitted by the above-listed items; or

     o tax liens and other governmental charges which are not delinquent or which can be paid without penalty or which are being contested;

     o liens incurred in the ordinary course of business for charges that not delinquent or that are being contested, including mechanics', workmen's, repairmen's, materialmen's, warehousemen's and carriers' liens and liens securing workers' compensation and other employee awards;

     o liens in respect of judgments or awards with respect to which we have the right to prosecute an appeal or other proceeding for review;

     o easements, reservations, regulations and rights of others in, and defects of title in, some of our property;

     o any defects or irregularities in title to any rights-of-way and/or to any real estate used or to be used for right-of-way purposes or held under lease, easement, license or similar right;

     o liens securing indebtedness neither created, assumed nor guaranteed by us nor on account of which we customarily pay interest;

     o    some leasehold interests;

     o any controls, restrictions, obligations or other burdens imposed by any law, rule or regulation of any governmental authority on any of our property or the operation or use of any of our property;

     o liens on our pollution control and sewage and solid waste disposal facilities incurred in connection with the issuance of industrial development revenue bonds;

     o any right which any governmental authority may have by virtue of any franchise, license, contract or statute to purchase any of our property on payment of reasonable compensation, or to terminate any franchise, license or other rights or to regulate our property and business;

     o    any liens that have been bonded for the full amount in dispute;

     o    prepaid liens;

     o liens resulting from good faith deposits made in connection with bids, tenders, contracts or leases to which we are a party, and liens resulting from deposits made to secure our public or statutory obligations;

     o the pledge or assignment in the ordinary course of business of electricity, gas or steam accounts receivable or customers' installment paper;

     o rights reserved to or vested in others to take or receive any part of the electricity, gas, steam or any by-products generated or produced by any of our properties;

     o    any landlord's lien;

     o any lien of the trustee for payment for services, reasonable expenses, disbursements and advances, or for indemnification payments; and

     o liens not otherwise permitted if, at the time we incur the lien and after giving effect to the lien, the aggregate of all obligations secured by the lien does not exceed 10% of our tangible net worth, as defined in the indenture.

     This restriction will not apply to or prevent the creation or existence of leases we enter into, or on existing property we acquire, in the ordinary course of our business. (Section 608).

Consolidation, Merger and Sale of Assets

     The indenture provides that we will not consolidate with or merge into any other corporation, or sell all or substantially all of our assets to any other person unless:

     o the continuing corporation or the purchasers of assets, as the case may be, will be an entity organized and existing under the laws of the United States, any state of the United States or the District of Columbia, and the entity will expressly assume the payment of the principal of, and premium, if any, or interest on, the debt securities outstanding and the performance and observance of all of our covenants and conditions under the indenture by executing a supplemental indenture satisfactory to the trustee; and

     o after giving effect to the transaction, no event which, after notice or lapse of time, would become a default under the indenture, will have occurred or be continuing. (Section 1101).

     The indenture further provides that our successor will be substituted for us, after which all of our obligations under the indenture will terminate. (Section 1102).

Events of Default

     Each of the following will be an event of default with respect to the debt securities of a series under the indenture:

     o failure to pay interest on the debt securities of the series within 60 days after a due date;

     o failure to pay principal of, or premium, if any, on the debt securities of the series within 10 days after a due date;

     o failure to perform or satisfy any of our other covenants or warranties in the indenture, which failure continues for 60 days after we receive notice of the failure from the trustee or the holders of at least 33% in principal amount of the debt securities of the series;

     o specified events relating to our bankruptcy, insolvency or reorganization. (Section 801).

     If an event of default occurs and continues, then either the trustee or the holders of at least 33% in principal amount of the outstanding debt securities of the series in default may declare the principal amount of the debt securities immediately due and payable. (Section 802).

     The trustee can require that it be indemnified before it enforces the indenture or any outstanding debt securities. (Section 903). Subject to some limitations, holders of a majority in principal amount of the outstanding debt securities of a series can direct the trustee in its exercise of any trust or power. (Section 812). The trustee does not have to give holders notice of any continuing default, except a default in payment of principal or interest, if it in good faith determines that withholding notice is in the interests of the holders. (Section 902). We are required to give the trustee a certificate certifying as to our compliance with all conditions and covenants under the indenture at least once a year. (Section 606).

Modification of the Indenture

     The holders of at least a majority in principal amount of outstanding debt securities of a series may waive any existing default and its consequences under the indenture. However, holders cannot waive a default in the payment of the principal of, or premium, if any, or interest on, any debt securities or a default in respect of a provision we describe in the following paragraph. (Section 813). These defaults cannot be waived without the consent of each holder of the outstanding debt securities of the series.

     With the consent of the holders of at least a majority in aggregate principal amount of outstanding debt securities, we and the trustee can enter into supplemental indentures to amend or modify the indenture. However, we cannot make modifications or amendments without the consent of all of the holders of the outstanding series of debt securities if the amendments or modifications would:

     o change the stated maturity, reduce the principal amount of, or reduce the rate of interest on, the debt securities of a series;

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

     o change the coin or currency or the property in which we must pay principal of, or premium, if any, or interest on, the debt securities of a series;

     o impair the right to institute suit for the enforcement of any payment of principal of, or premium or interest on, the debt securities after the due date of the payment;

     o reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of which is required to enter into any supplemental indenture;

     o reduce the amount of debt securities whose holders must consent to an amendment or waiver of the provisions of the indenture; or

     o make modifications to any of the provisions we describe in this paragraph and in the paragraph immediately above. (Section 1202).

     We cannot enter into supplemental indentures to amend or modify the indenture in ways that affect other series of debt securities under the indenture without the consent of the holders of at least a majority in aggregate principal amount of all securities issued under the indenture that will be affected by the amendment, voting together as one class. Further, if any amendment or modification would have any of the effects described in the previous two paragraphs, and would affect more than one series of securities issued under the indenture, then we cannot make the amendment or modifications without the consent of all of the holders of the securities issued under the indenture that would be affected by them.

     We and the trustee can also enter into supplemental indentures to amend or modify the indenture or the debt securities without the consent of any holders of the debt securities. We can only do so if those amendments or modifications would be limited to specific purposes, including:

     o showing that another person has succeeded us and assumed our obligations under the covenants of the indenture and the debt securities;

     o adding to our covenants under the indenture for the benefit of all holders of debt securities under the indenture or surrender any right or power we have under the indenture;

     o adding to, changing or eliminating any of the provisions of the indenture in respect of the debt securities, but only if the change does not adversely affect the rights of holders of the debt securities under the indenture in any material respect;

     o    establish the form or terms of debt securities of any series;

     o evidencing the appointment of a successor trustee or a change in any of the provisions of the indenture to facilitate administration by more than one trustee; or

     o making clarifying changes to ambiguous, incorrect or inconsistent language in the indenture or the debt securities that do not adversely affect the rights of the holders of the debt securities under the indenture in any material respect. (Section 1201).

Defeasance

     The indenture provides that we can at any time terminate almost all of our obligations with respect to any outstanding debt securities and the indenture. We cannot, however terminate some obligations, including our obligations to register the transfer or exchange of the debt securities, replace mutilated, destroyed, lost or stolen debt securities, to maintain agencies in respect of the debt securities and hold moneys for payment in trust. (Section 701).

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

     If we desire to exercise our option to satisfy and discharge our obligations under the indenture (a defeasance), then we must deposit in trust with the trustee money or U.S. government obligations sufficient to pay the outstanding principal amount of the debt securities as well as the interest on the debt securities to maturity. We must also comply with some other provisions. In particular, we must obtain:

     o an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders of the debt securities for federal income tax purposes;

     o an opinion of counsel that any U.S. government obligation that we deposit in trust meet the requirements of U.S. government obligations set forth in the indenture; and

     o an opinion of a nationally recognized independent public accountant to the effect that we have deposited with the trustee money or U.S. government obligations sufficient to pay the outstanding principal amount of the debt securities as well as the interest of the debt securities to maturity.

Governing Law

     The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 112).

                      DESCRIPTION OF COLLATERAL TRUST BONDS

     The following description of the terms of our collateral trust bonds summarizes general terms and provisions that apply to the collateral trust bonds. We will describe the particular terms of any collateral trust bonds more specifically in each prospectus supplement relating to those collateral trust bonds. We will indicate in the prospectus supplement whether the terms and provisions described in this prospectus apply to a particular series of collateral trust bonds.

     We will issue, in one or more series, collateral trust bonds under an indenture of mortgage and deed of trust, dated as of September 1, 1993, between us and Bank One Trust Company, National Association, as successor trustee, as supplemented and amended from time to time. This indenture of mortgage and deed of trust, as supplemented and amended, is referred to in this prospectus as the mortgage. This section briefly summarizes the mortgage. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to the mortgage which is filed as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See "Where You Can Find More Information." Parenthetical section references under this heading are references to sections of the mortgage, unless otherwise indicated.

General

     The mortgage has some limits on the aggregate principal amount of collateral trust bonds that we may issue under it, and provides that we may issue securities under the mortgage from time to time in one or more series pursuant to the terms of one or more supplemental indentures, board resolutions or officers' certificates creating the series (Section 301; See "-- Issuance of Additional Bonds").

Terms

     We will describe in each prospectus supplement the following terms of the collateral trust bonds of the series offered by us in that prospectus supplement:

     o    the title of the collateral trust bonds;

     o the limit, if any, upon the aggregate principal amount of the collateral trust bonds;

     o the persons to whom interest will be payable on the interest payment dates, if other than the person in whose name the collateral trust bond is registered on the record date for the interest;

     o the dates on which the principal of the collateral trust bonds is payable;

     o the rates at which the collateral trust bonds will bear interest, if any;

     o the dates from which interest on the collateral trust bonds, if any, will accrue;

     o the dates on which interest will be payable, and the regular record dates for determining holders eligible to receive interest payments;

     o how the principal of or premium, if any, or interest, if any, on the collateral trust bonds will be payable and the places where the principal of and premium, if any, and interest, if any, will be payable;

     o our option, if any, to redeem the collateral trust bonds and the periods within which, the prices at which and the terms and conditions upon which, the collateral trust bonds may be redeemed;

     o our obligation, if any, to redeem collateral trust bonds pursuant to any sinking fund or analogous provisions or at the option of any holder and the periods within which, the prices at which and the terms and conditions upon which, the collateral trust bonds will be redeemed;

     o if other than denominations of $1,000 and integral multiples thereof, then the denominations in which we may issue the collateral trust bonds;

     o    the currencies in which the collateral trust bonds will be payable;

     o if other than the currency of the United States, the currency or currencies, including composite currencies, in which we will make payments on the collateral trust bonds;

     o if we or a holder may elect to have the principal of, or premium or interest on, the collateral trust bonds be payable in securities or other property, then the terms of this election;

     o if the principal or interest payable is determined with reference to an index based on currency other than the stated currency of the collateral trust bonds, then the manner in which the amounts will be determined;

     o if other than the principal amount of the collateral trust bonds, then the principal amount of collateral trust bonds that will be payable on deceleration or acceleration of maturity;

     o the terms, if any, pursuant to which the collateral trust bonds may be converted into or exchanged for shares of capital stock or securities of us or another company;

     o the amount or terms of any service charge for the registration of transfer or exchange of the collateral trust bonds;

     o provisions, if any, for refunding taxes or governmental charges to holders of the collateral trust bonds;

     o    any additional covenants that we may make; and

     o any other terms of the collateral trust bonds not inconsistent with the provisions of the mortgage. (Section 301).

Ranking

     The collateral trust bonds issued pursuant to this prospectus will be secured equally and ratably with all other collateral trust bonds issued pursuant to the mortgage. The collateral trust bonds will rank senior to all of our unsecured indebtedness. The collateral trust bonds will be effectively subordinated to all of our existing and future secured indebtedness, except for other collateral trust bonds. See "Security - General."

Payments; Transfers and Exchanges

     Unless we otherwise state in the prospectus supplement, we will pay any interest to the person in whose name the collateral trust bond is registered as of the close of business on the regular record date relating to the interest payment date. If we have defaulted in the payment of interest on any collateral trust bond, then we may pay the defaulted interest to the holder as of the close of business on a date selected by the mortgage trustee, or in any other lawful manner. (Section 307).

     We will pay principal of and premium, if any, and interest on the collateral trust bonds at maturity upon presentation of the collateral trust bonds at the office of the mortgage trustee. (Section 602).

     The transfer of collateral trust bonds may be registered, and the collateral trust bonds may be exchanged, for other collateral trust bonds of the same series, of authorized denominations of like tenor and aggregate principal amount, at the office of the bond registrar for the collateral trust bonds. We will not be required to issue, and no bond registrar will be required to register the transfer of or to exchange collateral trust bonds of any series during a period of 15 days prior to giving any notice of redemption of the collateral trust bonds or any collateral trust bond selected for redemption in whole or in part, except the unredeemed portion of any collateral trust bond being redeemed in part. (Section 305).

     We may change the place for payment or registration of transfer or exchange of the collateral trust bonds, we may appoint one or more additional paying agents, including ourselves, or bond registrars and may remove any paying agent or bond registrar. (Section 602).

Security

General

     Except as discussed below, collateral trust bonds now or hereafter issued under the mortgage will be secured primarily by:

     o first mortgage bonds issued under our indenture and deed of trust, dated as of February 1, 1923, with Bank One Trust Company, National Association, as successor trustee, as amended and supplemented from time to time, and delivered to the trustee under the mortgage. We refer to this indenture as the 1923 indenture. We are the successor to Iowa Southern Utilities Company as a result of the February 30, 1993 merger of Iowa Southern and Iowa Electric Power and Light Company. As discussed under "Description of the 1923 Indenture - Security," the 1923 indenture constitutes, subject to some exceptions, a first mortgage lien on substantially all of the properties owned by Iowa Southern at the time of the merger of Iowa Electric and Iowa Southern, which are now our properties; or

     o first mortgage bonds issued under our indenture of mortgage and deed of trust, dated as of August 1, 1940, with Bank One Trust Company, National Association, as successor trustee, as amended and supplemented from time to time, and delivered to the trustee under the mortgage. We refer to this indenture as the 1940 indenture. As discussed under "Description of the 1940 Indenture - Security," the 1940 indenture constitutes, subject to some exceptions, a first mortgage lien on substantially all of our properties, except for the property of Iowa Southern existing at the time of the merger of Iowa Electric and Iowa Southern and the property of Interstate Power Company existing at the time of our merger with Interstate Power Company on January 1, 2002; or

     o the lien of the mortgage on our properties used in the generation, purchase, transmission, distribution or sale of electric energy by us, or in the manufacture of manufactured gas, or in the purchase, transportation, distribution or sale of manufactured gas or natural gas, or in the generation, manufacture, distribution or sale of steam and hot water, which lien is junior to the liens of the 1923 indenture and the 1940 indenture. (Granting Clause First).

     As discussed below under "-- Class A Bonds," following a merger or consolidation of another corporation into us, or the transfer by another corporation of property to us, we could issue and deliver to the mortgage trustee bonds issued under an existing mortgage on the properties of the other corporation in lieu of or in addition to bonds issued under the 1923 indenture or the 1940 indenture. In this event, the bonds would be secured, additionally, by these bonds and by the lien of the mortgage on the properties of the other corporation, which would be junior to the liens of the existing mortgage of the corporation and the 1923 indenture and the 1940 indenture. We refer to the 1923 indenture, the 1940 indenture and all the other mortgages as the "Class A Mortgages," and all bonds outstanding under the Class A Mortgages as the "Class A Bonds." If no Class A Mortgages are in effect, then the mortgage will constitute a first mortgage lien on our property that is subject to the mortgage. (Sections 101 and 706).

Effect of the IES Utilities Inc. and Interstate Power Company Merger on the Mortgage

     On January 1, 2002, Interstate Power Company, or IPC, was merged with and into IES Utilities Inc., or IES Utilities, our predecessor company, and our new name became "Interstate Power and Light Company." At the time of the merger, IPC had outstanding an indenture, dated January 1, 1948, with JP Morgan Chase, as trustee, securing first mortgage bonds.

     The IPC indenture constitutes, subject to some exceptions, a first mortgage lien on substantially all of the properties owned by IPC at the time of the merger of IPC and IES Utilities (which are now, subsequent to the merger, our properties). The mortgage does not constitute a lien on any of the properties owned by IPC at the time of the merger, including any improvements, extensions or additions to these properties or any renewals, replacements or substitutions of or for any part or parts of these properties. (Section 1305).

Class A Bonds

     Any Class A Bonds issued after the date of the mortgage (other than in substitution or exchange for previously outstanding Class A Bonds) will be issued and delivered to, and registered in the name of, the mortgage trustee or its nominee. The mortgage trustee will own and hold the Class A Bonds, subject to the provisions of the mortgage, for the benefit of the holders of all Class A Bonds issued and outstanding from time to time. Class A Bonds issued as the basis of authentication and delivery of collateral trust bonds under the mortgage will mature on the same dates, and in the same principal amounts, as the collateral trust bonds. The Class A Bonds will contain, in addition to any mandatory redemption provisions applicable to all Class A Bonds outstanding under the related Class A Mortgage, mandatory redemption provisions that correlate to provisions for mandatory redemption, or for redemption at the option of the holder, of the collateral trust bonds. Class A Bonds issued as the basis for authentication and delivery of a series of collateral trust bonds may bear interest. Any such interest will be payable at the same times as interest on the collateral trust bonds of the series. The Class A Bonds may contain provisions for their redemption at our option. (Sections 402 and 701).

     Any payment we make of principal of, or premium or interest on, the Class A Bonds held by the mortgage trustee will be applied by the mortgage trustee to the payment of any principal, premium or interest in respect of any collateral trust bonds which is then due. To the extent of this application, our obligation to make payment in respect of the collateral trust bonds will be deemed satisfied and discharged. If, at the time we make a payment on principal of Class A Bonds, the payment exceeds the amount of principal then due in respect of the collateral trust bonds, then the excess of the payment will constitute "funded cash" and will be held by the mortgage trustee as part of the mortgaged property, to be withdrawn, used or applied as provided in the mortgage. If, at the time we make any payment of premium or interest on Class A Bonds held by the mortgage trustee, the payment will exceed the amount of premium or interest then due, then the excess of these payments will be remitted to us at our request. Any payment we make of principal of, or premium or interest on, any collateral trust bonds authenticated and delivered on the basis of the deposit with the mortgage trustee of Class A Bonds, other than by application of the proceeds of a payment in respect of the Class A Bonds, will be deemed to satisfy and discharge our obligation, if any, to make a payment of principal, premium or interest in respect of the Class A Bonds which is then due. (Section 702; See "-- Withdrawal of Cash").

     The mortgage trustee may not sell, assign or otherwise transfer any Class A Bonds held by the mortgage trustee except to a successor trustee under the mortgage. (Section 704). At the time any collateral trust bonds of any series which have been authenticated and delivered upon the basis of Class A Bonds cease to be outstanding, other than a result of the application of the proceeds of the payment or redemption of the Class A Bonds, the mortgage trustee will surrender to us an equal principal amount of Class A Bonds having the same stated maturity and mandatory redemption provisions as the collateral trust bonds. (Section 703).

     At the date of this prospectus, the only Class A Mortgages are the 1923 indenture and the 1940 indenture and the only Class A Bonds issuable are first mortgage bonds issuable under the 1923 indenture and the 1940 indenture. The mortgage provides that in the event of the merger or consolidation of another company with or into us, an existing mortgage constituting a lien on properties of the other company prior to the lien of the mortgage may be designated by us as an additional

Class A Mortgage. The IPC indenture has not been designated as an additional Class A Mortgage. Any bonds subsequently issued under the additional mortgage would be Class A Bonds and could be issued only to provide the basis for the authentication and delivery of collateral trust bonds. (Section 706).

     When no collateral trust bonds are outstanding under a Class A Mortgage except for Class A Bonds held by the mortgage trustee, then, at our request and subject to satisfaction of some conditions, the mortgage trustee will surrender the Class A Bonds for cancellation and the related Class A Mortgage will be satisfied and discharged. At that time, the lien of the Class A Mortgage on our property will cease to exist and the lien of the mortgage will become a first mortgage lien on the property, subject to some permitted liens. (Section 707).

     So long as any collateral trust bonds are outstanding, we will not issue any additional Class A Bonds except to replace any mutilated, destroyed, lost or stolen collateral trust bonds of the same series or to effect exchanges and transfers of the collateral trust bonds, or to the mortgage trustee as the basis for the authentication and delivery of collateral trust bonds. In addition, we will not subject to the lien of any Class A Mortgage any property which is excepted or excluded from the lien of the Class A Mortgage. (Section 610). First mortgage bonds may be issued under the 1923 indenture on the basis of property additions, retirements of bonds previously issued under the 1923 indenture and cash deposited with the 1923 indenture trustee. See "Description of the 1923 Indenture - Issuance of Additional Bonds." First mortgage bonds may be issued under the 1940 indenture on the basis of property additions, retirements of bonds previously issued under the 1940 indenture and cash deposited with the 1940 indenture trustee. See "Description of the 1940 Indenture - Issuance of Additional Bonds."

Lien of the Mortgage

     At the date of this prospectus, substantially all of our property subject to the lien of the mortgage is also subject to the prior lien of the 1923 indenture or the 1940 indenture. Any collateral trust bonds offered pursuant to this prospectus will have the benefit of the first mortgage lien of the 1923 indenture or the 1940 indenture on the property, and the benefit of the prior lien of any additional Class A Mortgage on any property subject to the Class A Mortgage, to the extent of the aggregate principal amount of Class A Bonds issued under the respective Class A Mortgage and held by the mortgage trustee.

     The lien of the mortgage is subject to some permitted liens that include:

     o tax liens and other governmental charges which are not delinquent or which can be paid without penalty or which are being contested;

     o liens incurred in the ordinary course of business for charges that not delinquent or that are being contested, including mechanics', workmen's, repairmen's, materialmen's, warehousemen's and carriers' liens and liens securing workers' compensation and other employee awards;

     o judgment liens, easements, reservations and rights of others, including governmental entities, in, and defects of title in, some of our property;

     o any defects or irregularities in title to any rights-of-way and/or to any real estate used or to be used for right-of-way purposes or held under lease, easement, license or similar right;

     o liens securing indebtedness neither created, assumed nor guaranteed by us nor on account of which we customarily pay interest;

     o    some leasehold interests;

     o liens vested in any lessor or licensor for rent to become due or for other obligations or acts to be performed, if the payment or obligations are required under leases, subleases, licenses or permits;

     o liens on our pollution control and sewage and solid waste disposal facilities which were previously financed with industrial development revenue bonds;

     o any right which any governmental authority may have by virtue of any franchise, license, contract or statute to purchase;

     o    any liens that have been bonded for the full amount in dispute;

     o    prepaid liens; and

     o liens resulting from good faith deposits made in connection with bids, tenders, contracts or leases to which we are a party, and liens resulting from deposits made to secure our public or statutory obligations. (Granting Clauses and Section 101).

     o    Some properties are excepted from the lien of the mortgage, including:

     o    cash and bonds not paid, deposited or held under the mortgage;

     o agreements, instruments, accounts receivable, claims, judgments, some intellectual property rights and other general intangibles;

     o automobiles, trucks and other vehicles, railroad equipment, vessels and marine equipment and aircraft and flight equipment;

     o all goods, wares, merchandise, equipment, spare parts, tools, materials, supplies and fuel held for sale or lease in the ordinary course of business or for use or consumption in, or in the operation of, any properties of or for our benefit;

     o    nuclear fuel;

     o computers, machinery and equipment used exclusively for corporate administrative or clerical purposes;

     o    all emissions allowances;

     o    all gas, oil, minerals and timber, and rights thereto;

     o electric energy, gas, steam, water and other products generated, produced or purchased;

     o property installed on the premises of our customers and designed to aid in conservation or efficient use of energy;

     o    our leasehold interests and leasehold improvements; and

     o all property that is located outside of the State of Iowa and is neither specifically described in the granting clauses of the mortgage nor specifically subjected or required to be subjected to the lien of the mortgage by any provision thereof. (Granting Clauses).

     Without the consent of the holders, we and the mortgage trustee may enter into supplemental indentures to subject to the lien of the mortgage additional property, including property that would otherwise be excepted from the lien. (Section 1401). This property would then constitute "property additions" and be available as a basis for the issuance of collateral trust bonds. See "-- Issuance of Additional Bonds."

     Property additions generally include any unit or element of property that we own and is subject to the lien of the mortgage except:

     o any property, the cost of acquisition or construction of which is property chargeable to one of our operating expense accounts; and

     o goodwill and other intangible property, unless the cost is included in the cost of the unit or element of property and we neither paid nor apportioned any separate consideration for the goodwill or other intangible property. (Section 103).

     The mortgage contains provisions subjecting some after-acquired property to its lien. These provisions are limited in the case of consolidation or merger or sale of substantially all of our assets, so that any property additions or extensions relating to the property owned by IPC at the time of the merger of IPC and IES Utilities are excepted from the lien of the mortgage. (Granting Clause Second). In the event of consolidation or merger or the transfer of all of the mortgaged property, the mortgage will not be required to be a lien upon any of the properties then owned or thereafter acquired by the successor corporation except properties acquired from us in or as a result of the transaction and properties which are an integral part of, or essential to the use or operation of, any mortgaged property, and renewals, replacements and substitutions of or for any part of that mortgaged property. (Article Thirteen; See "-- Consolidation, Merger, Conveyance, Transfer or Lease"). In addition, after-acquired property may be subject to vendors' liens, purchase money mortgages and other liens at the time of its acquisition, including the lien of any Class A Mortgage.

     The mortgage trustee will have a lien, prior to the lien on behalf of the holders of collateral trust bonds, upon mortgaged property, for the payment of its reasonable compensation and expenses and for indemnity against some liabilities. (Section 1107).

Issuance of Additional Bonds

     Subject to the limitations described below, the maximum principal amount of collateral trust bonds which we may issue under the mortgage is unlimited. (Section 301). Under the mortgage, collateral trust bonds of any series may be issued from time to time on the basis of, and in an aggregate principal amount not exceeding:

     o the aggregate principal amount of Class A Bonds issued and delivered to the mortgage trustee for this purpose;

     o 75% of the cost or fair value (whichever is less) of property additions that do not constitute "funded property", after specified deductions and additions, primarily including adjustments to offset property retirements;

     o the aggregate principal amount of retired collateral trust bonds or retired prior lien bonds; or

     o    the amount of cash deposited with the mortgage trustee. (Article
          Four).

     We are not required to satisfy a net earnings requirement prior to our issuance of collateral trust bonds.

Generally, "funded property" includes property additions (other than any property additions, renewals or extensions relating to the property owned by IPC at the time of the merger of IPC and IES Utilities) that have been made, or deemed to have been made, the basis of the authentication and delivery of collateral trust bonds, the release of mortgaged property from the lien of the mortgage or cash withdrawals, or which have been substituted for retired property.

Release of Property

     Unless an event of default has occurred and is continuing, we may obtain the release from the lien of the mortgage of any funded property, except for cash held by the mortgage trustee, upon delivery to the mortgage trustee of cash equal in amount to the amount, if any, by which the lower of the cost or fair value of the property to be released exceeds the aggregate of:

     o the principal amount, subject to some limitations, of obligations secured by purchase money mortgages upon the property to be released;

     o the lower of the cost or fair value of certified property additions not constituting funded property after specified deductions and additions, primarily including adjustments to offset property retirements;

     o an amount equal to 133-1/3% of the aggregate principal amount of collateral trust bonds we would be entitled to issue on the basis of retired collateral trust bonds or retired prior lien bonds, with this entitlement being waived by operation of the release;

     o the principal amount, subject to some limitations, of obligations secured by purchase money mortgages upon the property to be released, and the amount of cash, received by the mortgage trustee or other holder of a lien prior to the lien of the mortgage in consideration of the release;

     o an amount equal to 133-1/3% of the aggregate principal amount of outstanding collateral trust bonds delivered to the mortgage trustee; and

     o any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released. (Section 803).

     Unless an event of default has occurred and is continuing, property which is not funded property may generally be released from the lien of the mortgage without depositing any cash or property with the mortgage trustee as long as:

     o the aggregate amount of the lower of the cost or fair value of all property additions that do not constitute funded property, excluding the property to be released, is not less than zero, or

     o the lower of the cost or fair value of property to be released does not exceed the aggregate amount of the lower of the cost or fair value of property additions acquired or made within the 90-day period preceding the release. (Section 804).

     The mortgage provides simplified procedures for the release of property that has been released from the lien of Class A Mortgages, minor properties and property taken by eminent domain. (Sections 805, 807 and 808). The mortgage also provides for dispositions of some obsolete property and grants or surrender of some rights without any release or consent by the mortgage trustee. (Section
802).

     If we continue to own any property released from the lien of mortgage after the release, then the mortgage will not become a lien on any improvement, extension or addition to the property or renewals, replacements or substitutions of or for any part or parts of the property. (Article Eight).

Withdrawal of Cash

     Generally, unless an event of default has occurred and is continuing, we may withdraw cash held by the mortgage trustee:

     o to the extent of the lower of the cost or fair value of property additions not constituting funded property, after some deductions and additions, primarily including adjustments to offset retirements;

     o in an amount equal to 133-1/3% of the aggregate principal amount of collateral trust bonds that we would be entitled to issue on the basis of retired collateral trust bonds or retired prior lien bonds, with our entitlement to this issuance being waived by operation of this withdrawal; or

     o in an amount equal to 133-1/3% of the aggregate principal amount of any outstanding collateral trust bonds delivered to the mortgage trustee.

     Otherwise, upon our request, cash held by the mortgage trustee may be used to:

     o purchase collateral trust bonds at prices not exceeding 133-1/3% of the principal amount of the collateral trust bonds; or

     o    pay at stated maturity or redeem collateral trust bonds. (Section
          806).

     We may only withdraw cash deposited with the mortgage trustee as the basis for the authentication and delivery of collateral trust bonds, or cash representing a payment of principal of Class A Bonds, in an amount equal to the aggregate principal amount of collateral trust bonds we would be entitled to issue on any basis. (Section 405). The cash held by the mortgage trustee also may, upon our request, be used to purchase, redeem or pay for collateral trust bonds at prices not exceeding, in the aggregate, the collateral trust bonds' principal amount. (Sections 405 and 702).

Consolidation, Merger, Conveyance, Transfer or Lease

     We may not consolidate with or merge into any other corporation or convey, transfer or lease all or substantially all the mortgaged property to any person unless:

     o the transaction is on terms that fully preserve in all material respects the lien and security of the mortgage and the rights and powers of the mortgage trustee and the collateral trust bond holders; and

     o the corporation formed by the consolidation or into which we are merged or the person which acquires by transfer, or which leases, all or substantially all the mortgaged property is a U.S. corporation, and it executes and delivers to the mortgage trustee a supplemental indenture, pursuant to which it assumes our obligations under the mortgage and grants a lien on the mortgaged property and all after-acquired property essential to the use or operation of, any mortgage property or a renewal, replacement or substitution of or for any part of the mortgaged property. (Section 1301).

Events of Default

     Each of the following events constitutes an event of default under the mortgage:

     o our failure to pay interest on any collateral trust bond within 90 days after the same becomes due;

     o our failure to pay principal or premium, if any, on any collateral trust bond within three business days after the same becomes due;

     o our failure to perform or breach of any covenant or warranty in the mortgage, other than a failure to pay interest, principal or premium, for a period of 90 days after the mortgage trustee or the holders of at least 30% in principal amount of outstanding collateral trust bonds have given us a written notice of the default or breach, unless the mortgage trustee, or the mortgage trustee and the holders of a principal amount of collateral trust bonds not less than the principal amount of collateral trust bonds the holders of which gave the notice, as the case may be, agree in writing to an extension of that period prior to its expiration. The mortgage trustee, or the mortgage trustee and the holders, as the case may be, will be deemed to have agreed to an extension of the period if corrective action has been initiated by us within this period and is being diligently pursued;

     o some events relating to our reorganization, bankruptcy or insolvency or appointment of a receiver or mortgage trustee for our property; and

     o the occurrence of a matured event of default under any Class A Mortgage. The waiver or cure of any event of default and the rescission and annulment of the consequences of the default will be a waiver of the corresponding event of default under the mortgage and a rescission and annulment of the consequences of the default. (Section
          1001).

     The Trust Indenture Act currently requires that we give the mortgage trustee, at least annually, a statement as to our compliance with the conditions and covenants under the mortgage. (Section 104).

Modification of the Mortgage

     Without the consent of any holders, we and the mortgage trustee may modify the mortgage by entering into one or more supplemental indentures for the following purposes:

     o to evidence our succession by another person and the successor's assumption of our covenants in the mortgage and the collateral trust bonds;

     o to add one or more covenants of our company or other provisions for the benefit of all holders;

     o    to surrender any right or power conferred upon us by the mortgage;

     o to correct or amplify the description of any property at any time subject to the mortgage lien, or to subject additional property to the mortgage lien;

     o to change or eliminate any provision of the mortgage or to add any new provision to the mortgage, but if the change, elimination or addition adversely affects the interests of the holders of the collateral trust bonds of any series in any material respect, then the change, elimination or addition will become effective with respect to the series only when no collateral trust bond of the series remains outstanding;

     o to establish the form or terms of the collateral trust bonds of any series;

     o to provide for the authentication and delivery of bearer securities and the related coupons representing interest, if any, on the securities and for the procedures for the registration, exchange and replacement of the securities and for the giving of notice to, and the solicitation of the vote or consent of, the holders of the securities;

     o to evidence and provide for the acceptance of appointment under the indenture by a successor trustee or by a co-trustee or separate trustee;

     o to provide for the procedures required to permit us to utilize, at our option, a non-certificated system of registration for all of the collateral trust bonds;

     o to change any place or places where the principal of and premium, if any, and interest, if any, on all of the collateral trust bonds will be payable, the collateral trust bonds may be surrendered for registration of transfer or exchange and notices and demands to or on the company may be served;

     o to cure any ambiguity, to correct or supplement any provision in the mortgage which may be defective or inconsistent with any other provision of the mortgage, or to comply with the rules or regulations of any national collateral trust bonds exchange on which any of the collateral trust bonds may be listed;

     o to modify or eliminate any of the provisions of the mortgage or to add other provisions to the mortgage, so long as the other modifications, eliminations or additions do not adversely affect the interests of the holders of collateral trust bonds of any series in any material respect, unless they are expressly stated to become effective only as to collateral trust bonds which are not then outstanding; or

     o to close the mortgage against the issue of additional collateral trust bonds.

     If the Trust Indenture Act of 1939 is amended after the date of the mortgage in such a way as to require changes to the mortgage, then the required changes will be deemed to have been made without any further action by us or the mortgage trustee. (Section 1401).

     For most purposes not described above, the consent of the holders of a majority in aggregate principal amount of the collateral trust bonds of all affected series then outstanding, voting as one class, is required for the purpose of amending or modifying the mortgage pursuant to one or more supplemental indentures. However, no amendment or modification may, without the consent of each holder of the outstanding collateral trust bonds of each series directly affected by the amendment or modification:

     o change the stated maturity of the principal of, or any installment of principal of or interest on, any collateral trust bond, or reduce the principal amount or the rate of interest (or the amount of any installment of interest) or change the method of calculating the rate or reduce any premium payable upon the redemption of the collateral trust bonds, or impair the right to institute suit for the enforcement of any payment on or after the maturity of the collateral trust bonds;

     o permit the creation of any lien ranking prior to the mortgage lien with respect to all or substantially all of the mortgaged property or terminate the mortgage lien; or

     o reduce the percentage in principal amount of the outstanding collateral trust bonds of the series, the consent of the holders of which is required for any supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with any provision of the mortgage or of any default thereunder and its consequences, or reduce the requirements for quorum or voting.

A supplemental indenture that changes or eliminates any covenant or other provision of the mortgage that has expressly been included solely for the benefit of the holders of, or that is to remain in effect only so long as there will be outstanding collateral trust bonds of one or more specified series, or modifies the rights of the holders of collateral trust bonds of that series with respect to the covenants or other provision, will not be deemed to affect the rights under the mortgage of holders of the collateral trust bonds of any other series. (Section 1402).

     The holders of at least a majority in aggregate principal amount of all affected outstanding collateral trust bonds of any series may waive our obligations to comply with some covenants of the mortgage, if the waiver occurs before the time compliance is required. (Section 609).

     If an event of default occurs and is continuing, then the mortgage trustee or the holders of not less than a majority in principal amount of collateral trust bonds then outstanding may declare the principal amount (or if the collateral trust bonds are discount securities, the portion of the principal amount as may be provided for the discount securities pursuant to the terms of the mortgage) of all of the outstanding collateral trust bonds together with premium, if any, and interest accrued, if any, to be immediately due and payable. At any time after the declaration of the maturity of the collateral trust bonds then outstanding, but before the sale of any of the mortgaged property and before the mortgage trustee obtains a judgment or decree for payment of money, the event or events of default giving rise to the declaration of maturity will be deemed to have been waived, and the declaration and its consequences will be deemed to have been rescinded, if:

     o we have paid or deposited with the mortgage trustee a sum sufficient to pay:

     o all overdue interest, if any, on all collateral trust bonds then outstanding;

     o the principal of and premium, if any, on any collateral trust bonds then outstanding that have become due otherwise than by the declaration of acceleration and interest on the collateral trust bonds at the rate or rates prescribed therefor in the collateral trust bonds; and

     o all amounts due to the mortgage trustee as compensation and reimbursement as provided in the mortgage; and

     o any other event or events of default have been cured or waived as provided in the mortgage. (Section 1002).

     If an event of default occurs and is continuing, then the mortgage trustee has the power to take possession of, and to hold, operate and manage, the mortgaged property, or with or without entry, sell the mortgaged property. If the mortgaged property is sold, whether by the mortgage trustee or pursuant to judicial proceedings, then the principal of the outstanding collateral trust bonds will become immediately due, together with premium, if any, and any accrued interest, including interest upon overdue installments of interest at the same rates respectively as were borne by the respective collateral trust bonds on which installments of interest were overdue. (Sections 1003, 1004 and 1005).

     If an event of default occurs and is continuing, then the holders of a majority in principal amount of the collateral trust bonds then outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the mortgage trustee or exercising any trust or power conferred on the mortgage trustee. (Section 1016).

     No holder of any collateral trust bond will have any right to institute any proceeding, judicial or otherwise, with respect to the mortgage for the appointment of a receiver or for any other remedy thereunder unless:

     o the holder has previously given to the mortgage trustee written notice of a continuing event of default;

     o the holders of not less than a majority in aggregate principal amount of the collateral trust bonds then outstanding have made written request to the mortgage trustee to institute proceedings in respect of the event of default and have offered the mortgage trustee reasonable indemnity against costs and liabilities incurred in complying with the request;

     o the mortgage trustee has refused, or for sixty days after receipt of the notice, the mortgage trustee has failed, to institute any proceeding; and

     o no direction inconsistent with the request has been given to the mortgage trustee by the holders of a majority in aggregate principal amount of collateral trust bonds then outstanding.

In addition, no holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of the other holders. (Section 1011).

     Notwithstanding any other provision of the mortgage, each holder of a collateral trust bond has the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, including interest upon overdue interest, if any, on the collateral trust bond when due and to institute suit for the enforcement of any the payment. These rights may not be impaired without the consent of the holder. (Section 1012).

     The mortgage obligates the mortgage trustee to give the holders notice of any default under the mortgage to the extent required by the Trust Indenture Act, unless the default has been cured or waived. (Section 1102). The

Trust Indenture Act currently permits the mortgage trustee to withhold notices of default, except for some payment defaults, if the mortgage trustee in good faith determines the withholding of the notice to be in the interests of the holders.

     As a condition precedent to some actions by the mortgage trustee in the enforcement of the lien of mortgage, the mortgage trustee may require adequate indemnity against costs, expenses and liabilities to be incurred in connection with the enforcement of the lien mortgage. (Sections 1011, 1101 and 1103).

     In addition to every other right and remedy provided in the mortgage, the mortgage trustee may exercise any right or remedy available to the mortgage trustee in its capacity as owner and holder of Class A Bonds which arises as a result of a default or matured event of default under any Class A Mortgage, whether or not an event of default under the mortgage has occurred and is continuing. (Section 1020).

Defeasance

     Upon our request, any outstanding collateral trust bonds, or any portion of the principal amount outstanding, will be deemed to have been paid for purposes of the mortgage, and our entire indebtedness with respect to the collateral trust bonds or portion of principal thereof will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the mortgage trustee or any paying agent (other than us), in trust:

     o    money in the amount that will be sufficient;

     o eligible obligations, which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the mortgage trustee, will be sufficient; or

     o a combination of (a) and (b) that will be sufficient to pay when due the principal, premium, if any, and interest due and to become due on the collateral trust bonds or portions of the collateral trust bonds. (Section 901).

For this purpose, "eligible obligations" include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit of the United States, and certificates, depositary receipts or other instruments which evidence a direct ownership interest in the obligations or in any specific interest or principal payments due in respect thereof. (Section 101).

More Restrictive Provisions of Class A Mortgages

     The mortgage has less restrictions on us in some respects than the 1923 indenture and the 1940 indenture, and the Class A Bonds issued and outstanding under the 1923 indenture and the 1940 indenture and delivered to the mortgage trustee will be entitled to the benefits of more restrictive provisions of the 1923 indenture and the 1940 indenture. See "-- Description of the 1923 Indenture" and "-- Description of the 1940 Indenture."

Relationship With the Mortgage Trustee

     The mortgage trustee is also the trustee for the 1923 indenture and the 1940 indenture. This means the mortgage trustee would have a conflicting interest for purposes of the Trust Indenture Act if an event of default were to occur under the 1923 indenture or the 1940 indenture. In any case of a conflicting interest, the mortgage trustee may be required to eliminate the conflicting interest by resigning as the mortgage trustee or the trustee under either the 1923 indenture or the 1940 indenture, as the case may be. There are other instances under the Trust Indenture Act which would require the resignation of the mortgage trustee, such as an affiliate of the mortgage trustee acting as underwriter with respect to any of the collateral trust bonds.

Description of the 1923 Indenture

General

     This section briefly summarizes the 1923 indenture. Since this is only a summary, it does not contain all of the information that may be important to you. You may review the 1923 indenture at the offices of the trustee or by contacting our Corporate Secretary. We encourage you to read the 1923 indenture. Parenthetical section references under this subheading are references to sections of the 1923 indenture.

Security

     The 1923 indenture constitutes a direct first mortgage lien upon substantially all of the property and rights of Iowa Southern existing at the time of the Iowa Electric and Iowa Southern merger on December 31, 1993, and upon extensions and additions to this property, with some exceptions for some types of property, including accounts receivable, as provided in the 1923 indenture, and subject only to permitted liens. (Granting Clauses).

     Any bonds issued under the 1923 indenture as the basis for the issuance of collateral trust bonds under the mortgage will be secured equally and ratably with the bonds of all other series then outstanding under the 1923 indenture.

Effect of the Iowa Electric and Iowa Southern Merger and the IES Utilities and IPC Merger on the 1923 Indenture

     The merger of Iowa Electric and Iowa Southern did not impair the lien of the 1923 indenture or any of the rights or powers of the trustees under the 1923 indenture or the bondholders under the 1923 indenture. (Article XVI). Pursuant to that merger, the surviving company, which was renamed IES Utilities, became the successor to Iowa Southern under the 1923 indenture.

     On January 1, 2002, IPC was merged with and into IES Utilities, and our new name became Interstate Power and Light Company. This merger also did not impair the lien of the 1923 indenture or any of the rights or powers of the 1923 indenture trustee or the bondholders under the 1923 indenture.

Issuance of Additional Bonds

     Except as provided below, the 1923 indenture does not limit the aggregate principal amount of the bonds of all series that may be issued or outstanding. (Section 2.01).

     Additional bonds of any series may be issued:

     o in an aggregate principal amount not exceeding 75% of the cost or fair value, whichever is less, of property additions after adjustments to offset retirements and amounts removed from the utility plant or fixed capital accounts of the former Iowa Southern;

     o in an aggregate principal amount not exceeding the aggregate principal amount of bonds which have been retired, other than bonds retired through the use of specified funds; and

     o upon deposit of cash with the 1923 indenture trustee, in an amount equal to the principal amount of the bonds to be so issued, and this cash may be withdrawn by us in a sum equal to the aggregate principal amount of the bonds which could be issued under the two subparagraphs above. (Sections 5.01, 6.01 and 7.01).

     Bonds issuable under the 1923 indenture are available as the basis for the issuance of securities under the mortgage.

Substitutions and Releases

     Generally, property subject to the lien of the 1923 indenture may be released only upon our deposit or pledge with the 1923 indenture trustee of cash, purchase money obligations, securities, or the certification of property additions or, in some instances, upon the substitution of other property of equivalent value. We may also, under some conditions, without release, terminate, change, or assent to the modification of leases, easements, franchises, and governmental permits. (Article XI).

Satisfaction and Discharge of 1923 Indenture

     If we pay the principal of, premium, if any, and interest on all outstanding bonds issued under the 1923 indenture or deposit with the 1923 indenture trustee funds for the payment or redemption of bonds, then the 1923 indenture trustee may, and upon our request, will, cancel and discharge the lien of the 1923 indenture and reconvey to us the mortgaged and pledged property. (Article XIX).

Events of Default

     Each of the following events constitutes an event of default under the 1923 indenture:

     o our failure to pay interest on any bond within 90 days after the same becomes due;

     o our failure to pay principal or premium, if any, on any bond within three business days after its due date;

     o our failure to perform or breach of any covenant or warranty in the 1923 indenture, other than a failure to pay interest, principal or premium, for a period of 60 days after the trustee or the holders of at least 35% in principal amount of outstanding bonds have given us a written notice of the default or breach, unless the 1923 indenture trustee, or the 1923 indenture trustee and the holders of a principal amount of bonds not less than the principal amount of bonds the holders of which gave the notice, as the case may be, agree in writing to an extension of that period prior to its expiration. The trustee, or the trustee and the holders, as the case may be, will be deemed to have agreed to an extension of the period if corrective action has been initiated by us within this period and is being diligently pursued;

     o some events relating to our reorganization, bankruptcy or insolvency or appointment of a receiver or trustee for our property; and

     o the occurrence of a matured event of default under any Class A Mortgage or the mortgage. The waiver or cure of any event of default and the rescission and annulment of the consequences of the default will be a waiver of the corresponding event of default under the mortgage and a rescission and annulment of the consequences of the default. (Section 15.01).

     Holders of two-thirds of principal may waive any default, other than in default in payment of principal and/or interest. (Section 15.19).

     The 1923 indenture trustee is required to give notice of any default to bondholders within 90 days after the occurrence thereof, unless the default is cured before the giving of the notice, except in the case of some defaults, notice of which is not to be given by the trustees until at least 60 days after the occurrence of the default. The 1923 indenture trustee may withhold notice of default, except in the payment of principal of, or interest or premium, if any, on, any of the bonds or in the payment of any sinking fund or purchase fund installment, if the 1923 indenture trustee determines that the withholding is in the interest of the bondholders. (Section 17.11).

     Holders of a majority of the principal amount of outstanding bonds may direct the method, time, and place of conducting any proceedings for any remedy available to the 1923 indenture trustee for any sale of the property subject to the lien of the 1923 indenture, or for the foreclosure of the 1923 indenture, or for the appointment of a receiver, or for the taking of any other action authorized by the 1923 indenture in respect of a default. (Section 15.05).

     No holder of any bond or coupon will have any right to enforce any remedy under the 1923 indenture, unless the holder has given prior written notice to the 1923 indenture trustee of the default, 25% in aggregate principal amount of the outstanding bonds have made prior written request to the 1923 indenture trustee and have afforded reasonable opportunity to the 1923 indenture trustee to pursue the remedy in the trustee's own name, and the 1923 indenture trustee has been offered adequate indemnity for costs, expenses and liabilities which may be incurred. (Section 15.15).

     We must file an annual certificate with the 1923 indenture trustee as to compliance with the conditions and covenants of the 1923 indenture. (Section 14.03).

Modification of the 1923 Indenture

     To the extent permitted by the terms of the 1923 indenture, modification or alteration of the 1923 indenture or any supplemental indenture, and of the rights and obligations of us and of the bondholders, may be made with our consent by an affirmative vote of the holders of not less than 80% in principal amount of the outstanding bonds issued under the 1923 indenture and entitled to vote at a meeting of bondholders and by an affirmative vote of the holders of not less than 80% of the principal amount of the bonds of the series affected by the change. However, any modification or alteration that is intended to effect or permit the extension of the maturity of the principal of any bond, the reduction in the rate of interest on any bond, or any other modification in the terms of payment of the principal or interest, the creation of liens ranking prior to, or on parity with, the lien of the 1923 indenture, the deprivation of any holder of a lien upon the mortgaged property or the reduction in the percentage vote necessary to modify this indenture will not be effective as to any bond the holder of which has not assented to the modification or alteration. (Section 20.07; See "-- Voting of Class A Bonds").

Description of the 1940 Indenture

General

     This section briefly summarizes the 1940 indenture. Since this is only a summary, it does not contain all of the information that may be important to you. You may review the 1940 indenture at the offices of the trustee or by contacting our Corporate Secretary. We encourage you to read the 1940 indenture. Parenthetical section references under this subheading are references to sections of the 1940 indenture, unless otherwise indicated.

Security

     The 1940 indenture constitutes a direct first mortgage lien upon substantially all of our property and franchises, except for the property of Iowa Southern existing at the time of the Iowa Electric and Iowa Southern merger on December 31, 1993 and the property of IPC existing at the time of the IES Utilities and IPC merger on January 1, 2002, and upon additions, renewals and extensions to this property, with some exceptions for some types of property, including accounts receivable, as provided in the 1940 indenture, and subject only to permitted liens and encumbrances. (Granting Clauses).

     Substantially all property and franchises acquired by us after the date of this prospectus will become subject to the lien of the 1940 indenture, subject only to permitted liens and encumbrances and liens and encumbrances, if any, existing or placed on such after-acquired property at the time of acquisition of the after-acquired property. The lien of the 1940 indenture on the property owned by Iowa Southern at the time of the Iowa Electric and Iowa Southern merger, and extensions and additions to that property, is junior to the lien of the 1923 indenture, and the lien of the 1940 indenture on the property owned by IPC at the time of the IES Utilities and IPC merger, and extensions and additions to that property, is junior to the IPC indenture.

     Any bonds issued under the 1940 indenture as the basis for the issuance of the collateral trust bonds under the mortgage will be secured equally and ratably with the bonds of all other series then outstanding under the 1940 indenture.

Effect of the Iowa Electric and Iowa Southern Merger and the IES Utilities and IPC Merger on the 1940 Indenture

     The merger of Iowa Electric and Iowa Southern did not impair the lien of the 1940 indenture or any of the rights or powers of the trustee under the 1940 indenture or the bondholders under the 1940 indenture. (Section 133). Pursuant to that merger, our company, which was renamed IES Utilities, became the successor to Iowa Electric under the 1940 indenture.

     On January 1, 2002, IPC was merged with and into IES Utilities, and our new name became Interstate Power and Light Company. This merger also did not impair the lien of the 1940 indenture or any of the rights or powers of the 1940 indenture trustee or the bondholders under the 1940 indenture.

Issuance of Additional Bonds

     Except as provided below, the 1940 indenture does not fix an overall limitation on the aggregate principal amount of the bonds of all series that may be issued or outstanding. (Section 3).

     Additional bonds of any series may be issued:

     o in an aggregate principal amount not exceeding 75% of property additions resulting from the acquisition by purchase, construction or otherwise, which property additions are not subject to any lien, except permitted liens under the 1940 indenture (Article IV);

     o in an aggregate principal amount not exceeding principal amount of bonds, previously authenticated under the 1940 indenture, which have been retired or for the retirement of which the 1940 indenture trustee holds the necessary funds, other than bonds redeemed through the operation of cash sinking funds (Article VI); or

     o upon deposit of cash with the 1940 indenture trustee, in an amount equal to the principal amount of the bonds to be so issued, which cash may be applied to the retirement of bonds or many be withdrawn by us in a sum equal to the aggregate principal amount of the bonds which could be issued under the two subparagraphs above. (Article V).

     Bonds issuable under the 1940 indenture are available as the basis for the issuance of securities under the mortgage.

Substitutions and Releases

     Generally, property subject to the lien of the 1940 indenture may be released only upon our deposit or pledge with the 1940 indenture trustee of cash, purchase money obligations or the certification of property additions. We may also, under some conditions, without release, abandon, terminate, cancel, release or make alterations in rights-of-way, easements, licenses or permits, or surrender or modify any franchise. (Article VII).

Satisfaction and Discharge of 1940 Indenture

     If we pay the principal of, premium, if any, and interest on all outstanding bonds issued under the 1940 indenture or deposit with the 1940 indenture trustee funds for the payment or redemption of bonds, then the 1940 indenture and the liens granted under the 1940 indenture will cease and become null and void. The 1940 indenture trustee may, and upon our request, will, cause satisfaction and discharge the lien of the 1940 indenture and reconvey to us the mortgaged and pledged property. (Section 157).

Events of Default

     Each of the following events constitutes an event of default under the 1940 indenture:

     o our failure to pay interest on any bond within 90 days after the same becomes due;

     o our failure to pay principal or premium, if any, on any bond within three business days after its due date;

     o our failure to perform or breach of any covenant or warranty in the 1940 indenture, other than a failure to pay interest, principal or premium, for a period of 60 days after the trustee or the holders of at least 35% in principal amount of outstanding bonds have given us a written notice of the default or breach, unless the 1940 indenture trustee, or the indenture trustee and the holders of a principal amount of bonds not less than the principal amount of bonds the holders of which gave the notice, as the case may be, agree in writing to an extension of that period prior to its expiration. The trustee, or the trustee and the holders, as the case may be, will be deemed to have agreed to an extension of the period if corrective action has been initiated by us within this period and is being diligently pursued;

     o some events relating to our reorganization, bankruptcy or insolvency or appointment of a receiver or trustee for our property; and

     o the occurrence of a matured event of default under any Class A Mortgage or the mortgage. The waiver or cure of any event of default and the rescission and annulment of the consequences of the default will be a waiver of the corresponding event of default under the mortgage and a rescission and annulment of the consequences of the default. (Section 105).

     Upon a default, the 1940 indenture trustee may, and upon request of the holders of a majority of the principal amount of the bonds will (and the holders of at least a majority in principal amount of the bonds may, by notice in writing to us), declare the principal of and interest on all the bonds to be immediately due and payable. (Section 107).

     No holder of any bond or coupon will have any right to enforce any remedy under the 1940 indenture, unless the holder has given prior written notice to the 1940 indenture trustee of the default, a majority in aggregate principal amount of the outstanding bonds have made prior written request to the 1940 indenture trustee and the 1940 trustee has been afforded reasonable opportunity to pursue the remedy in the trustee's own names. (Section 118).

     The 1940 indenture trustee is required to give notice of any default to bondholders within 90 days after the occurrence of a default known to it, unless the default has been cured before the giving of the notice. The 1940 indenture trustee may withhold notice of default, except in the payment of principal of, or interest or premium, if any, on, any of the bonds or in the payment of any sinking fund or purchase fund installment, if the 1940 indenture trustee determines in good faith that such withholding is in the interest of the holders of bonds. (Section 106)

     Holders of a majority of the principal amount of outstanding bonds may direct the time, method and place of conducting any proceeding for any remedy available to the 1940 indenture trustee, or exercise any trust or power conferred upon the 1940 indenture trustee. (Section 110).

     We must file an annual certificate with the 1940 indenture trustee as to compliance with the conditions and covenants of the 1940 indenture and as to the absence of default with respect to any of the covenants contained in the 1940 indenture. (Section 103).

Modification of the 1940 Indenture

     To the extent permitted by the terms of the 1940 indenture, modification or alteration of the 1940 indenture or any supplemental indenture, and of the rights and obligations of us and of the bondholders, may be made with our consent by an affirmative vote of the holders of not less than 75% in principal amount of the outstanding bonds issued under the 1940 indenture and entitled to vote at a meeting of bondholders. However, any modification or alteration that is intended to effect or permit the reduction in the principal or the rate of interest on any bond, the creation of liens ranking prior to, or on a parity with, the lien of the 1940 indenture or the reduction of the percentage of the bondholders required to modify or alter the 1940 indenture will not be effective as to any bond the holder of which has not assented to the modification or alteration. (Section 167; See "-- Voting of Class A Bonds").

Voting of Class A Bonds

     As holder of any Class A Bonds issued under the 1923 indenture and the 1940 indenture, the trustee will attend meetings of bondholders under the 1923 indenture and the 1940 indenture, or deliver its proxy, as relate to matters with respect to which it is entitled to vote or consent. With respect to any amendments or modifications to the 1923 indenture or the 1940 indenture, the trustee will vote all Class A Bonds issued under the 1923 indenture or the 1940 indenture, as the case may be, then held by it, or consent with respect thereto, proportionately with what is reasonably believed to be the vote or consent of the holders of all other bonds outstanding under the 1923 indenture or the 1940 indenture, as the case may be, the holders of which are eligible to vote or consent. However, at any time the Class A Bonds under the 1923 indenture or the 1940 indenture held by the trustee constitute a majority of the principal amount of the outstanding bonds under the 1923 indenture or the 1940 indenture, as the case may be, or at any time the Class A Bonds held by the trustee constitute less than a majority but there is a proposed amendment or modification of the 1923 indenture or the 1940 indenture, which, if it were an amendment or modification of the mortgage (See "-- Modification of the Mortgage"), would require the consent of holders, then, in either case, the trustee may only vote the Class A Bonds in accordance with the vote of the holders of at least a majority of the principal amount of the securities casting a vote and will seek that vote in accordance with the provisions of the mortgage applicable to required votes of holders in respect of amendments or modifications to the mortgage. (Section 705 of the mortgage).

Governing Law

     The mortgage and the collateral trust bonds will be governed by, and construed in accordance with, the laws of the State of Iowa. (Section 114).

                                GLOBAL SECURITIES

     We may issue the securities in whole or in part in the form of one or more global certificates or notes, which we refer to as global securities, that we will deposit with a depository or its nominee that we identify in the applicable prospectus supplement.

     We will describe the specific terms of the depository arrangement covering the securities in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depository arrangements.

     Upon the issuance of the securities in the form of one or more global securities, the depository or its custodian will credit, on its book-entry registration and transfer system, the number of shares or principal amount of securities of the individual beneficial interests represented by these global securities to the respective accounts of persons who have accounts with the depository. Ownership of beneficial interests in the global securities will be shown on, and the transfer of this ownership will be effected only through, records maintained by the depository or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. These accounts initially will be designated by or on behalf of the underwriters, initial purchasers or agents, or by us if we offer and sell the securities directly, and ownership of beneficial interests in the global securities will be limited to participants or persons who hold interests through participants. Qualified institutional buyers may hold their interests in the global securities directly through the depository if they are participants in this system, or indirectly through organizations which are participants in this system. The laws of some states of the United States may require that some purchasers of securities take physical delivery of the securities in definitive registered form. These limits and the laws may impair your ability to own, transfer or pledge interests in the global securities.

     So long as the depository, or its nominee, is the registered owner or holder of the securities, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global securities for all purposes. No beneficial owner of an interest in the global securities will be able to transfer that interest except in accordance with the depository's procedures.

     We will make dividend payments on, or payments of the principal of, and premium, if any, and interest on, the global securities to the depository or its nominee, as the case may be, as the registered owner of the global securities. We will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interest.

     We expect that the depository or its nominee, upon receipt of any dividend payment on, or payment of the principal of, and premium, if any, and interest on, the global securities, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the securities as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in the global securities held through the participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for their customers. These payments will be the responsibility of the participants. Transfers between participants in the depository will be effected in the ordinary way through the depository's settlement system in accordance with the depository rules and will be settled in same day funds.

     We will issue securities in certificated form in exchange for global securities if:

     o the depository notifies us that it is unwilling or unable to continue as a depository for the global securities or ceases to be a "clearing agency" registered under the Securities Exchange Act of 1934 and a successor depository is not appointed by us within 90 days of the notice;

     o an event of default under the instrument governing the securities has occurred and is continuing; or

     o we determine that the securities will no longer be represented by global securities.

                              PLAN OF DISTRIBUTION

         We may sell the securities in one or more of the following ways from time to time:

     o    to or through underwriters;

     o    directly to a limited number of purchasers or to a single purchaser;

     o    through agents; or

     o    any combination of these.

     The applicable prospectus supplement will set forth the terms of the offering of securities, including the name or names of any underwriters, dealers or agents, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation and any discounts or concessions allowed or reallowed or paid to dealers.

     If underwriters are utilized in the sale, the securities will be acquired by the underwriters for their own account pursuant to an underwriting agreement that we will execute with the underwriters at the time an agreement for the sale is reached. These securities may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market or varying prices determined at the time of sale. These securities may be either offered to the public through underwriting syndicates represented by managing underwriters or without a syndicate. Generally, the obligations of the underwriters to purchase securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If dealers are utilized in the sale of the securities, we will sell the securities to the dealer as principal. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale.

     We may sell securities directly or through agents we designate form time to time. Generally, any agent will be acting on a best efforts basis for the period of the appointment.

     Underwriters, agents and dealers may be entitled under agreements entered into with us to be indemnified against civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters, agents and dealers may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

     We are "incorporating by reference" specified documents that we file with the SEC, which means:

     o    incorporated documents are considered part of this prospectus;

     o we are disclosing important information to you by referring you to those documents; and

     o information we file with the SEC will automatically update and supersede information contained in this prospectus.


     We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

     o    our Annual Report on Form 10-K for the year ended December 31, 2002;
          and

     o our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.


Some of these reports, however, are filed on a combined basis with our parent, Alliant Energy Corporation, and its direct subsidiary, Wisconsin Power and Light Company. Information contained in these reports relating to these entities is filed by them on their own behalf and not by us.

     You may request a copy of any of these filings, at no cost, by writing to
F. J. Buri, Corporate Secretary, Interstate Power and Light Company, 4902 North Biltmore Lane, Madison, Wisconsin 53718, or by calling Mr. Buri at (608) 458-3311.

                                  LEGAL MATTERS

         The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner.

                                     EXPERTS

     The consolidated financial statements and the related financial statement schedule of Interstate Power and Light Company incorporated in this registration statement by reference from Interstate Power and Light Company's Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

          Securities and Exchange Commission filing fee..............  $  12,135
          Legal fees and expenses....................................    200,000
          Accounting fees and expenses...............................     50,000
          Printing expenses..........................................    100,000
          Trustee fees and expenses..................................     15,000
          Miscellaneous..............................................     22,865
               Total expenses........................................  $ 400,000

     All of the above fees and expenses will be paid by Interstate Power and Light Company (the "Registrant"). Other than the Securities and Exchange Commission filing fee, all fees and expenses are estimated.

Item 15.  Indemnification of Directors and Officers.

     The Iowa Business Corporation Act ("IBCA") grants each corporation organized thereunder, such as the Registrant, the power to indemnify its directors and officers against liabilities for certain of their acts. The Registrant's Restated Articles of Incorporation provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the IBCA and may, but is not required to, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted and incurred against such person in any such capacity or arising out of such person's status as such, whether or not the Registrant would have the power to indemnify such person against such liability under the provisions thereof. The Registrant's Bylaws permit the Registrant to maintain such insurance and further provide that the Registrant shall indemnify directors and officers of the Registrant to the full extent permitted by the IBCA and advance any and all reasonable expenses incurred in any proceeding to which any such director or officer is a party because he or she is or was a director or officer.

     Under the IBCA, directors of the Registrant are not subject to personal liability to the Registrant or its shareowners for acts or failures to act except under certain circumstances. In addition, the IBCA grants corporations organized thereunder, such as the Registrant, the authority to adopt a provision in their respective articles of incorporation eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or to its shareowners for monetary damages for certain breaches of fiduciary duty as a director. The Registrant's Restated Articles of Incorporation eliminates the personal liability of each director except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its shareowners, (ii) for acts or omissions not in good faith or which involve any intentional misconduct or knowing violation of the law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) under Section 490.833 of the IBCA relating to liability for unlawful distribution.

     The foregoing statements are subject to the detailed provisions of the IBCA and the Restated Articles of Incorporation and Bylaws of the Registrant and should be read in connection with these other documents for a more full understanding of their effect on the Registrant.

     The indemnification provided by the Registrant is not exclusive of any other rights to which a director or officer of the Registrant may be entitled. The Registrant also carries directors' and officers' liability insurance. The Registrant's directors' and officers' insurance policies are designed to reimburse the Registrant for any payments made by it pursuant to the foregoing indemnification provisions.

Item 16.  Exhibits and Financial Statement Schedules.

     The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 17.  Undertakings.

     (a)  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;


               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.


          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on June 5, 2003.


                                       INTERSTATE POWER AND LIGHT COMPANY


                                       By: /s/ Erroll B. Davis, Jr.
                                           ------------------------------------
                                           Erroll B. Davis, Jr.
                                           Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                          Title                      Date
        ---------                          -----                      ----


/s/ Erroll B. Davis, Jr.      Chairman, Chief Executive          June 5, 2003
-------------------------     Officer and Director
Erroll B. Davis, Jr.          (Principal Executive Officer)

/s/ Thomas M. Walker          Executive Vice President and       June 5, 2003
-------------------------     Chief Financial Officer
Thomas M. Walker              (Principal Financial Officer)

/s/ John E. Kratchmer         Vice President- Controller and     June 5, 2003
-------------------------     Chief Accounting Officer
John E. Kratchmer             (Principal Accounting Officer)

             *                Director                           June 5, 2003
-------------------------
Alan B. Arends

             *                Director                           June 5, 2003
-------------------------
Jack B. Evans

             *                Director                           June 5, 2003
-------------------------
Joyce L. Hanes

             *                Director                           June 5, 2003
-------------------------
Lee Liu

             *                Director                           June 5, 2003
-------------------------
Katharine C. Lyall

             *                Director                           June 5, 2003
-------------------------
Singleton B. McAllister

             *                Director                           June 5, 2003
-------------------------
David A. Perdue

        Signature                          Title                      Date
        ---------                          -----                      ----



             *                Director                           June 5, 2003
-------------------------
Judith D. Pyle

             *                Director                           June 5, 2003
-------------------------
Robert W. Schlutz

             *                Director                           June 5, 2003
-------------------------
Wayne H. Stoppelmoor

             *                Director                           June 5, 2003
-------------------------
Anthony R. Weiler



*By:  /s/ Erroll B. Davis, Jr.
      --------------------------
      Erroll B. Davis, Jr.
      Attorney-in-fact

                                  EXHIBIT INDEX

Exhibit
Number                           Document Description
--------                         --------------------

 (1.1)      Form of Underwriting Agreement for Preferred Stock.*

 (1.2)      Form of Underwriting Agreement for Debt Securities.*

 (1.3)      Form of Underwriting Agreement for Collateral Trust Bonds.*

 (4.1) Restated Articles of Incorporation of Interstate Power and Light Company ("IP&L") (incorporated by reference to Exhibit 3.1 to IP&L's Form 10-Q for the quarter ended September 30, 2002). (4.2) Articles of Amendment to the Restated Articles of Incorporation of IP&L (incorporated by reference to Exhibit 3.5a to IP&L's Form 10-K for the year ended December 31, 2002).

 (4.3) Indenture of Mortgage and Deed of Trust, dated as of September 1, 1993 (the "1993 Indenture"), between IP&L and Bank One Trust Company, National Association ("Bank One Trust"), successor, as Trustee (incorporated by reference to Exhibit 4(c) to IP&L's Form 10-Q for the quarter ended September 30, 1993), and the indentures supplemental thereto dated, respectively, October 1, 1993, November 1, 1993, March 1, 1995, September 1, 1996 and April 1, 1997 (Exhibit 4(d) in IP&L's Form 10-Q dated November 12, 1993, Exhibit 4(e) in IP&L's Form 10-Q dated November 12, 1993, Exhibit 4(b) in IP&L's Form 10-Q dated May 12, 1995, Exhibit 4(c)(i) in IP&L's Form 8-K dated September 19, 1996 and Exhibit 4(a) in IP&L's Form 10-Q dated May 14, 1997).

 (4.4) Indenture of Mortgage and Deed of Trust, dated as of August 1, 1940, between IP&L and Bank One Trust Company, successor, as Trustee (incorporated by reference to Exhibit 2(a) to IP&L's Registration Statement, File No. 2-25347), and the indentures supplemental thereto dated, respectively, March 1, 1941, July 15, 1942, August 2, 1943, August 10, 1944, November 10, 1944, August 8, 1945, July 1,
            1946, July 1, 1947, December 15, 1948, November 1, 1949, November 10, 1950, October 1, 1951, March 1, 1952, November 5, 1952, February
            1, 1953, May 1, 1953, November 3, 1953, November 8, 1954, January 1,
            1955, November 1, 1955, November 9, 1956, November 6, 1957, November 4, 1958, November 3, 1959, November 1, 1960, January 1, 1961,
            November 7, 1961, November 6, 1962, November 5, 1963, November 4, 1964, November 2, 1965, September 1, 1966, November 30, 1966,
            November 7, 1967, November 5, 1968, November 1, 1969, December 1, 1970, November 2, 1971, May 1, 1972, November 7, 1972, November 7,
            1973, September 10, 1974, November 5, 1975, July 1, 1976, November 1, 1976, December 1, 1977, November 1, 1978, December 1, 1979,
            November 1, 1981, December 1, 1980, December 1, 1982, December 1, 1983, December 1, 1984, March 1, 1985, March 1, 1988, October 1,
            1988, May 1, 1991, March 1, 1992, October 1, 1993, November 1, 1993,
            March 1, 1995, September 1, 1996 and April 1, 1997 (Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347, Exhibit 4.10 in IP&L's Form 10-K for the year 1966, Exhibit 4.10 in IP&L's Form 10-K for the year 1966, Exhibit


-------------------
* To be filed by amendment or under subsequent Current Report on Form 8-K.

Exhibit
Number                           Document Description
--------                         --------------------

            4.10 in IP&L's Form 10-K for the year 1967, Exhibit 4.10 in IP&L's Form 10-K for the year 1968, Exhibit 4.10 in IP&L's Form 10-K for the year 1969, Exhibit 1 in IP&L's Form 8-K dated December 1970,
            Exhibit 2(g) in File No. 2-43131, Exhibit 1 in IP&L's Form 8-K dated May 1972, Exhibit 2(i) in File No. 2-56078, Exhibit 2(j) in File No. 2-56078, Exhibit 2(k) in File No. 2-56078, Exhibit 2(l) in File No. 2-56078, Exhibit 1 in IP&L's Form 8-K dated July 1976, Exhibit 1 in IP&L's Form 8-K dated December 1976, Exhibit 2(o) in File No. 2-60040, Exhibit 1 in IP&L's Form 10-Q dated June 30, 1979, Exhibit 2(q) in Form S-16 in File No. 2-65996, Exhibit 2 in IP&L's Form 10-Q dated March 31, 1982, Exhibit 4(s) in IP&L's Form 10-K for the year 1981, Exhibit 4(t) in IP&L's Form 10-K for the year 1982, Exhibit 4(u) in IP&L's Form 10-K for the year 1983, Exhibit 4(v) in IP&L's Form 10-K for the year 1984, Exhibit 4(w) in IP&L's Form 10-K for the year 1984, Exhibit 4(b) in IP&L's Form 10-Q dated May 12, 1988,
            Exhibit 4(c) in IP&L's Form 10-Q dated November 10, 1988, Exhibit 4(d) in IP&L's Form 10-Q dated August 13, 1991, Exhibit 4(c) in IP&L's Form 10-K for the year 1991, Exhibit 4(a) in IP&L's Form 10-Q dated November 12, 1993, Exhibit 4(b) in IP&L's Form 10-Q dated November 12, 1993, Exhibit 4(a) in IP&L's Form 10-Q dated May 12, 1995, Exhibit 4(f) in IP&L's Form 8-K dated September 19, 1996 and
            Exhibit 4(b) in IP&L's Form 10-Q dated May 14, 1997).

 (4.5) Indenture or Deed of Trust dated as of February 1, 1923, between IP&L and Bank One Trust, successor, and Lawrence Dillard, successor, as Trustees (incorporated by reference to Exhibit B-1 to File No. 2-1719), and the indentures supplemental thereto dated, respectively, May 1, 1940, May 2, 1940, October 1, 1945, October 2, 1945, January 1, 1948, September 1, 1950, February 1, 1953, October 2, 1953, August 1, 1957, September 1, 1962, June 1, 1967, February
            1, 1973, February 1, 1975, July 1, 1975, September 2, 1975, March
            10, 1976, February 1, 1977, January 1, 1978, March 1, 1979, March 1,
            1980, May 31, 1986, July 1, 1991, September 1, 1992 and December 1,
            1994 (Exhibit B-1-k in File No. 2-4921, Exhibit B-1-l in File No. 2-4921, Exhibit 7(m) in File No. 2-8053, Exhibit 7(n) in File No. 2-8053, Exhibit 7(o) in File No. 2-8053, Exhibit 4(e) in File No. 33-3995, Exhibit 4(b) in File No. 2-10543, Exhibit 4(q) in File No. 2-10543, Exhibit 2(b) in File No. 2-13496, Exhibit 2(b) in File No. 2-20667, Exhibit 2(b) in File No. 2-26478, Exhibit 2(b) in File No. 2-46530, Exhibit 2(aa) in File No. 2-53860, Exhibit 2(bb) in File No. 2-54285, Exhibit 2(bb) in File No. 2-57510, Exhibit 2(cc) in File No. 2-57510, Exhibit 2(ee) in File No. 2-60276, Exhibit 2 in File No. 0-849, Exhibit 2 in File No. 0-849, Exhibit 2 in File No. 0-849, Exhibit 4(g) in File No. 33-3995, Exhibit 4(h) in File No. 0-849, Exhibit 4(m) in File No. 0-849 and Exhibit 4(f) in File No. 0-4117-1).

 (4.6) Indenture (For Unsecured Subordinated Debt Securities), dated as of December 1, 1995, between IP&L and Bank One Trust, successor, as Trustee (incorporated by reference to Exhibit 4(i) to IP&L's Amendment No. 1 to Registration Statement, File No. 33-62259).

 (4.7) Indenture (For Senior Unsecured Debt Securities), dated as of August 1, 1997 (the "1997 Indenture"), between IP&L and Bank One Trust, successor, as Trustee (incorporated by reference to Exhibit 4(j) to IP&L's Registration Statement, File No. 333-32097).

 (4.8) Officers' Certificate, dated as of August 4, 1997, creating IP&L's 6-5/8% Senior Debentures, Series A, due 2009 (incorporated by reference to Exhibit 4.12 to IP&L's Annual Report on Form 10-K for the year ended December 31, 2000).

 (4.9) Officers' Certificate, dated as of March 6, 2001, creating IP&L's 6-3/4% Senior Debentures, Series B, due 2011 (incorporated by reference to Exhibit 4 to IP&L's Form 8-K, dated March 6, 2001).

 (4.10) The Original through the Nineteenth Supplemental Indentures of IP&L, successor, to JPMorgan Chase Bank and James P. Freeman, successor, as Trustee, dated January 1, 1948 securing First Mortgage Bonds (incorporated by reference to Exhibits 4(b) through 4(t) to Interstate Power Company's ("IPC") Registration Statement No. 33-59352 dated March 11, 1993).

Exhibit
Number                           Document Description
--------                         --------------------

 (4.11) Twentieth Supplemental Indenture of IP&L, successor, to JPMorgan Chase Bank and James P. Freeman, successor, as Trustees, dated May 15, 1993 (incorporated by reference to Exhibit 4(u) to IPC's Registration Statement No. 33-59352 dated March 11, 1993).

 (4.12) Twenty-First Supplemental Indenture of IP&L, successor, to JPMorgan Chase Bank and James P. Freeman, as Trustees, dated December 31, 2001 (incorporated by reference to Exhibit 4.3 to IP&L's Form 8-K, dated January 1, 2002).

 (4.13)     Form of Officers' Certificate relating to Debt Securities.*

 (4.14)     Form of Supplemental Indenture relating to Collateral Trust Bonds.*

            Pursuant to Item 601(b)(4)(iii) of Regulation S-K, the Registrant agrees to furnish to the Securities and Exchange Commission, upon request, any instrument defining the rights of holders of long-term debt not being registered that is not filed as an exhibit to this Registration Statement on Form S-3. No such instrument authorizes securities in excess of 10% of the total assets of the Registrant.



 (5)        Opinion of Foley & Lardner (including consent of counsel).**


 (12) Computation of ratios of earnings to fixed charges and preferred stock dividends.


 (23.1)     Consent of Foley & Lardner (filed as part of Exhibit (5)).**


 (23.2)     Consent of Deloitte & Touche LLP.


 (24)       Powers of attorney.**

 (25.1) Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Bank One Trust with respect to the 1997 Indenture.**

 (25.2) Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Bank One Trust with respect to the 1993 Indenture.**



Documents incorporated by reference to filings made by IP&L under the Securities Exchange Act of 1934, as amended, are under File No. 0-4117-1. Documents incorporated by reference to filings made by IPC under the Securities Exchange Act of 1934, as amended, are under File No. 1-3632.



-------------------
* To be filed by amendment or under subsequent Current Report on Form 8-K. ** Previously filed.



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